AMERICAN FINANCIAL CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


      The following is a list of subsidiaries of AFC at December 31, 2002. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                                     Percentage of
Name of Company                                                   Incorporated         Ownership
---------------                                                   ------------       -------------
American Money Management Corporation                             Ohio                    100
American Premier Underwriters, Inc.                               Pennsylvania             81
  Infinity Property and Casualty Corporation                      Ohio                    100
    Atlanta Casualty Company                                      Ohio                    100
    Infinity Insurance Company                                    Indiana                 100
      Infinity National Insurance Company                         Indiana                 100
      Infinity Select Insurance Company                           Indiana                 100
    Leader Insurance Company                                      Ohio                    100
      Leader Specialty Insurance Company                          Indiana                 100
      TICO Insurance Company                                      Ohio                    100
    Windsor Insurance Company                                     Indiana                 100
      Regal Insurance Company                                     Indiana                 100
  Premier Lease & Loan Services Insurance Agency, Inc.            Washington              100
  Premier Lease & Loan Services of Canada, Inc.                   Washington              100
  Republic Indemnity Company of America                           California              100
    Republic Indemnity Company of California                      California              100
Great American Holding, Inc.                                      Ohio                    100
  Great American Security Insurance Company                       Ohio                    100
  Great American Spirit Insurance Company                         Indiana                 100
Great American Insurance Company                                  Ohio                    100
  American Empire Surplus Lines Insurance Company                 Delaware                100
    American Empire Insurance Company                             Ohio                    100
    Fidelity Excess and Surplus Insurance Company                 Ohio                    100
  Brothers Property Corporation                                   Ohio                     80
  Great American Alliance Insurance Company                       Ohio                    100
  Great American Assurance Company                                Ohio                    100
  Great American Contemporary Insurance Company                   Ohio                    100
  Great American Custom Insurance Services, Inc.                  Ohio                    100
    Professional Risk Brokers, Inc.                               Illinois                100
  Great American E&S Insurance Company                            Delaware                100
  Great American Fidelity Insurance Company                       Delaware                100
  Great American Financial Resources, Inc.                        Delaware                 83
    AAG Holding Company, Inc.                                     Ohio                    100
      American Annuity Group Capital Trust I                      Delaware                100
      American Annuity Group Capital Trust II                     Delaware                100
      Great American Life Insurance Company                       Ohio                    100
        Annuity Investors Life Insurance Company                  Ohio                    100
        Loyal American Life Insurance Company                     Ohio                    100
        Manhattan National Life Insurance Company                 Illinois                100
        United Teacher Associates Insurance Company               Texas                   100
    Great American Life Assurance Company
      of Puerto Rico, Inc.                                        Puerto Rico             100
  Great American Insurance Company of New York                    New York                100
  Great American Management Services, Inc.                        Ohio                    100
  Great American Protection Insurance Company                     Indiana                 100
  Mid-Continent Casualty Company                                  Oklahoma                100
    Mid-Continent Insurance Company                               Oklahoma                100
    Oklahoma Surety Company                                       Oklahoma                100
  National Interstate Corporation                                 Ohio                     68
    National Interstate Insurance Company                         Ohio                    100
      National Interstate Insurance Company of Hawaii, Inc.       Hawaii                  100
  Transport Insurance Company                                     Ohio                    100
  Worldwide Insurance Company                                     Ohio                    100

    The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.





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